Exhibit 10.1

THIS CONVERTIBLE PROMISSORY NOTE AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

AMENDED AND RESTATED
SECURED CONVERTIBLE PROMISSORY NOTE

January 9, 2019

$300,000	As of November 30, 2018

For value received OWP VENTURES, INC., a Delaware corporation (the “Company”) promises to pay to the order of CSW VENTURES, LP (“Holder”) ON DEMAND the principal sum of THREE HUNDRED THOUSAND DOLLARS ($300,000.00), with interest on the outstanding principal amount at the rate of six percent (6%) per annum. Interest shall commence with the date hereof and shall accrue on the outstanding principal amount until paid in full or this Note has been converted as provided below. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

1. All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to accrued interest, and thereafter to principal.

2. (a) In the event that the Company consummates the closing of a public or private offering of its Equity Securities (as defined below) resulting in gross proceeds to the Company of at least $500,000 (excluding the conversion this Note) (a “Qualified Financing”) at any time prior to the repayment of this Note, then the outstanding principal balance of this Note, together with any accrued and unpaid interest thereon, or any portion thereof, may, at the option of the Holder, be converted into such Equity Securities at the lower of a conversion price (i) equal to eighty percent (80%) of the purchase price paid by the investors purchasing the Equity Securities in the Qualified Financing, or (ii) reflecting a price per share of common stock of the Company of $0.424 per share, as equitably adjusted for any stock split or stock dividends effected after the date hereof (the “Fixed Conversion Price”). For purposes of this Note, the term “Equity Securities” shall mean (i) any shares of common stock or preferred stock of the Company, (ii) any security convertible or exchangeable for common stock or preferred stock of the Company, and (iii) any other rights to purchase or otherwise acquire common stock or preferred stock of the Company, in each case issued in a Qualified Financing following the date hereof, except that Equity Securities shall not include any security granted, issued and/or sold by the Company to any officer, employee, director, advisor or consultant in such capacity.

(b) In addition, the Holder shall have the option at any time and from time to time, prior to the date on which the Company makes payment in full of the outstanding principal amount of this Note together with all accrued interest thereon, to convert all or any portion of the outstanding principal amount of this Note plus all accrued and unpaid interest thereon into common stock of the Company at the Fixed Conversion Price.

(c) In case of any reorganization, consolidation or merger involving the Company, in which the stockholders of the Company receive securities of another entity (including any parent company of the company with which the Company merges or is merged into) (the “Successor Issuer”) in exchange for their shares of Company common stock, the Successor Issuer shall assume the obligations of the Company under this Note, and this Note shall thereafter be convertible into the Equity Securities of the Successor Issuer, at the option of the Holder (i) upon a Qualified Financing of the Successor Issuer, at a conversion price equal to eighty percent (80%) of the purchase price paid by the investors purchasing the Equity Securities of the Successor Issuer, in the manner provided by Section 2(a) of this Note, or (ii) constituting that number of shares of common stock of the Successor Issuer as the Holder would have been entitled to receive upon consummation of such reorganization, consolidation or merger, if the Holder had converted all of the principal and interest outstanding under this Note immediately prior thereto at the Fixed Conversion Price.

(d) Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert this Note if as a result thereof the Holder would beneficially own in excess 4.99% or more of the outstanding shares of common stock of the Company or a Successor Issuer, as applicable, at any time that such common stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(c) of the of the 1934 Act and Regulation 13d-3 thereunder. The Holder may void the limitation described in this 2(d) upon 65 days prior notice to the Company.

(e) Before the Holder shall be entitled to convert this Note into Equity Securities pursuant to this Section 2, the Holder shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the Equity Securities are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to Holder or to the nominee or nominees of Holder, a certificate or certificates for the Equity Securities to which the Holder shall be entitled as aforesaid. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and surrender of the Note to be converted is made, or if applicable, on the effective date of the Qualified Financing. All Equity Securities which may be issued upon conversion of the Note will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

3. By its acceptance of this Note, the Holder makes the following representations and warrantees:

(a) The Holder represents and warrants that it is acquiring this Note and will acquire any Equity Securities on conversion of this Note solely for its account for investment and not with a view to or for sale or distribution of the Note or Equity Securities or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Note and Equity Securities the Holder is acquiring is being acquired for, and will be held for, its account only.

(b) The Holder understands that the Note and Equity Securities have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(c) The Holder recognizes that the Note and Equity Securities must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Note or Equity Securities, or to comply with any exemption from such registration.

(d) The Holder is aware that neither the Note nor the Equity Securities may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. The Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

4. This Note may be prepaid at any time without the consent of the Holder.

5. The obligations of the Company under this Note are secured by a Pledge Agreement of even date herewith.

6. The Company shall pay all reasonable attorneys’ fees and court costs incurred by the Holder in enforcing and collecting this Note.

7. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

8. This Note shall be governed by and construed under the laws of the State of Nevada, as applied to agreements among Nevada residents, made and to be performed entirely within the State of Nevada, without giving effect to conflicts of laws principles.

9. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

10. This Note amends and restates in its entirety, and is issued in substitution of and exchange for, but not in payment of, that certain Secured Convertible Promissory Note dated as of November 30, 2018 made by the Company in favor of “CSW Investors, LP”.

OWP VENTURES, INC.

By:	/s/ Craig Ellins
	Name:	Craig Ellins
	Title:	Chief Executive Officer

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